AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON May 10, 1996
                                           REGISTRATION STATEMENT NO. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                          ALLIANCE PHARMACEUTICAL CORP.
             (Exact name of registrant as specified in its charter)

           NEW YORK                       14-1644018
 (State or other jurisdiction            (I.R.S. Employer
  of incorporation or organization)        Identification Number)
                             3040 Science Park Road
                               San Diego, CA 92121
                                 (619) 558-4300
              (Address, including zip code, and telephone number, including area code of registrant's principal executive offices)

             EMPLOYEES 401(K) PLAN OF ALLIANCE PHARMACEUTICAL CORP.
                            (Full title of the plan)

                                  DUANE J. ROTH
                                    President
                          Alliance Pharmaceutical Corp.
                             3040 Science Park Road
                               San Diego, CA 92121
                                 (619) 558-4300
 (Name, address, including zip code, and telephone number, of agent for service of process)


                                    Copy to:
                              Melvin Epstein, Esq.
                            Stroock & Stroock & Lavan
                              Seven Hanover Square
                             New York, NY 10004-2696


              CALCULATION OF REGISTRATION FEE
                                            Proposed  Proposed
                                             Maximum   Maximum
Title of Shares                            Aggregate   Aggregate  Amount of
 to be             Amount to be           Price Per   Offering  Registration
Registered         Registered             Unit (1)     Price        Fee
 Common Stock,       8369                $18.00 per    $ 150,642   $100.00
$.01 par value.     shares                 share

         (1) As dictated by Rule 457(h)(1), the Proposed Maximum Aggregate Price Per Unit represents the amount per share at which the Company values its matching contribution under the Employees' 401(k) Plan of Alliance Pharmaceutical Corp.

         This Registration Statement on Form S-8 of Alliance Pharmaceutical Corp., a New York corporation (the "Company"), covers 8369 shares of Common Stock, par value $.01 per share, of the Company reserved for issuance under the Employees' 401(k) Plan of Alliance Pharmaceutical Corp. As permitted by General Instruction E of Form S-8, the Company hereby incorporates by reference the contents of the Company's Registration Statement on Form S-8, dated March 31, 1994 (Registration No. 33-77172) filed under the Securities Act of 1933, as amended.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on May 10, 1996.

                                             ALLIANCE PHARMACEUTICAL CORP.
                                                      (Registrant)


Date: May 10, 1996                            By  /S/ DUANE J.ROTH
                                                  Duane J. Roth
                                                  President


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on May 10, 1996.




 /S/DUANE J. ROTH               President, Chief Executive
 Duane J. Roth                 Officer and a Director            May 10, 1996
 (Chief Executive Officer)


/S/THEODORE D. ROTH            Executive Vice President
 Theodore D. Roth             and Chief Financial Officer        May 10, 1996
 (Chief Financial Officer)


/S/TIM T. HART                Treasurer and Comptroller          May 10, 1996
 Tim T. Hart
(Chief Accounting Officer)


CARROLL O. JOHNSON*                  Director                    May 10, 1996
Carroll O. Johnson


 STEPHEN M. MCGRATH*                Director                     May 10, 1996
 Stephen M. McGrath


DONALD E. O'NEILL*                  Director                     May 10, 1996
Donald E. O'Neill


DR. HELEN M. RANNEY*                Director                     May 10, 1996
Dr. Helen M. Ranney


DR. JEAN G. RIESS*                 Director                      May 10, 1996
Dr. Jean G. Riess


DR. THOMAS F. ZUCK*                Director                      May 10, 1996
Dr. Thomas F. Zuck


 * By: /s/ Theodore D. Roth
           Theodore D. Roth
          Attorney-in-Fact

                                  EXHIBIT INDEX

                                                            Sequential
Exhibit                                                     Page
NUMBER                             DESCRIPTION              NUMBER

  5           Opinion of Stroock & Stroock & Lavan.

 23.1         Consent of Stroock & Stroock & Lavan (included in Exhibit
              5 hereto).

 23.2         Consent of Deloitte & Touche LLP.

 23.3         Consent of Ernst & Young LLP.

 24           Power of Attorney.

                                       EXHIBIT 5

               [LETTERHEAD OF STROOCK & STROOCK & LAVAN]

May 10, 1996


Alliance Pharmaceutical Corp.
3040 Science Park Road
San Diego, CA 92121

Re:   Alliance Pharmaceutical Corp.
      REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

We have acted as counsel to you (the "Company") in connection with the preparation and filing of the above-captioned Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), covering 8369 shares of the Company's Common Stock, par value $.01 per share (the "Shares"). The Shares are issuable pursuant to the Employees' 401(k) Plan of Alliance Pharmaceutical Corp. (the "Plan").

We have examined copies of the Certificate of Incorporation and By-laws of the Company, each as amended to date, the Plan, the minutes of various meetings of the Board of Directors of the Company and the original, photostatic or certified copies of all such records of the Company, and all such agreements, certificates of public officials, certificates of officers and representatives of the Company or others, and such other documents, papers, statutes and authorities as we deemed necessary to form the basis of the opinions hereinafter expressed. In such examination, we have assumed the genuineness of signatures and the conformity to original documents of the documents supplied to us as copies. As to various questions of fact material to such opinions, we have relied upon statements and certificates of officers of the Company and others.

Based upon the foregoing, we are of the opinion that all of the Shares covered by the Registration Statement have been duly authorized and, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

We hereby consent to your filing a copy of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,



/s/STROOCK & STROOCK & LAVAN

                                                     EXHIBIT 23.1

                                                     EXHIBIT 23.2

                  INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Alliance Pharmaceutical Corp. on Form S-8 of our report dated July 27, 1993, appearing in the annual report on Form 10-K of Alliance Pharmaceutical Corp. (the "Company") for the year ended June 30, 1995.



/s/ DELOITTE & TOUCHE LLP

New York, New York
May 6, 1996

                                                     EXHIBIT 23.3

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Employees 401(k) Plan of Alliance Pharmaceutical Corp. of our report dated July 26, 1995 with respect to the consolidated financial statements of Alliance Pharmaceutical Corp. included in its Annual Report (Form 10-K), for the year ended June 30, 1995 filed with the Securities and Exchange Commission.


/s/ ERNST & YOUNG LLP

San Diego, California
May 6, 1996

                                                       EXHIBIT 24

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Duane J. Roth and Theodore D. Roth, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign a registration statement on Form S-8 (or an amendment to a previously filed registration statement on Form S-8) or such other form as counsel to Alliance Pharmaceutical Corp. (the "Corporation") may recommend in connection with the registration of common stock of the Corporation issued to employees of the Corporation as of December 31, 1995, pursuant to the Corporation's 401(k) Plan, and any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, agent, or their substitutes may lawfully do or cause to be done by virtue hereof.

               IN WITNESS WHEREOF, each of the undersigned has caused this power of attorney to be executed as of the date set forth beside their name.


 /S/ CARROLL O. JOHNSON                 Director         May 10, 1996
    Carroll O. Johnson


 /S/ STEPHEN M. MCGRATH                 Director         May 10, 1996
   Stephen M. McGrath


 /S/ HELEN M. RANNEY                    Director         May 10, 1996
  Helen M. Ranney, M.D.


 /S/ DONALD E. O'NEILL                  Director         May 10, 1996
   Donald E. O'Neill


  /S/ JEAN RIESS, PH.D.                 Director         May 10, 1996
    Jean Riess, Ph.D.


    /S/ THOMAS F. ZUCK, M.D.            Director         May 10, 1996
      Thomas F. Zuck, M.D.